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                                                                     EXHIBIT 5.1

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]

                               September 13, 2000

Trega Biosciences, Inc.
9880 Campus Point Drive
San Diego, California 92121

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Trega Biosciences, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an additional 2,500,000 shares of the Company's Common Stock which may be issuable pursuant to the Company's 1996 Stock Incentive Plan, as amended and restated (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ PILLSBURY MADISON & SUTRO LLP


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